Exhibit 10.92

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of September 25, 2023 between Venture Global LNG, Inc., a Delaware corporation (the “Issuer”), and The Bank of New York Mellon Trust Company, N.A, as Trustee (in such capacity, the “Trustee”) and Collateral Agent (in such capacity, the “Collateral Agent”) under the Indenture referred to below.

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee and the Collateral Agent an indenture (the “Indenture”), dated as of May 26, 2023, providing for the issuance of 8.125% Senior Secured Notes due 2028 and 8.375% Senior Secured Notes due 2031 (the “Notes”);

WHEREAS, Section 9.01(i) of the Indenture provides that without the consent of any Holder, the Issuer, the Trustee and the Collateral Agent may amend or supplement the Indenture to conform the text of the Indenture to any provision of the “Description of Notes” section of the Offering Memorandum as set forth in an Officer’s Certificate to that effect;

WHEREAS the Issuer has on the date of this Supplemental Indenture delivered to each of the Trustee and the Collateral Agent (i) an Officer’s Certificate and (ii) an Opinion of Counsel, each relating to the amendments to the Indenture proposed to be made pursuant to this Supplemental Indenture; and

WHEREAS, pursuant to Section 9.01(i) and Section 9.05 of the Indenture, the Trustee and the Collateral Agent are authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Trustee and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. LIMITATION ON RESTRICTED PAYMENTS AMENDMENT. Effective as of the date hereof, Section 4.07(b)(14) of the Indenture shall be amended to add the text marked with an underscore and delete the text marked with a strikethrough below in order to conform such section to clause 2(n) of the “Description of Notes—Limitation on Restricted Payments” section of the Offering Memorandum:

(14) other Restricted Payments, so long as the Holdco Debt Ratio is no greater than ~~0.80~~0.95 to 1.0 determined on a pro forma basis for the applicable Test Period; provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under this clause (14), no Event of Default shall have occurred and be continuing or would otherwise occur as a consequence thereof;

3. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Issuer, as such, will have any liability for any obligations of the Issuer under the Notes, this Supplemental Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

4. THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE AND THE NOTES WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF OTHER THAN SECTION 5- 1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

5. EXECUTION; COUNTERPART ORIGINALS. The parties may manually or electronically sign any number of copies of this Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes. Delivery of an executed Supplemental Indenture by one party to any other party may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law), including DocuSign, or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6. EFFECT OF THIS SUPPLEMENTAL INDENTURE. This Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and this Supplemental Indenture will henceforth be read together. Except as expressly supplemented and amended by this Supplemental Indenture, the Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture (as supplemented and amended by this Supplemental Indenture) is in all respects hereby ratified and confirmed. This Supplemental Indenture and all its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided and all of the rights, powers, protections and indemnities of each of the Trustee and the Collateral Agent under the Indenture shall apply to this Supplemental Indenture. To the extent of any inconsistency between the terms of the Indenture and this Supplemental Indenture, the terms of this Supplemental Indenture will control. This Supplemental Indenture shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and form a part of the Indenture for all purposes, and every Holder of the Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE AND THE COLLATERAL AGENT. Neither the Trustee nor the Collateral Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer. Additionally, neither the Trustee nor the Collateral Agent makes any representation as to the validity or sufficiency of this Supplemental Indenture. For the avoidance of doubt, neither the Trustee nor the Collateral Agent, by executing this Supplemental Indenture in accordance with the terms of the Indenture, agrees to undertake additional actions nor does it consent to any transaction beyond what is expressly set forth in this Supplemental Indenture, and each of the Trustee and the Collateral Agent reserves all rights and remedies under the Indenture.

9. PROVISIONS BINDING ON SUCCESSORS. All of the covenants, stipulations, promises and agreements made in this Supplemental Indenture by each of the parties hereto shall bind its successors and assigns whether so expressed or not.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: September 25, 2023

VENTURE GLOBAL LNG, INC.

By:	/s/ Jonathan W. Thayer

Name:	Jonathan W. Thayer
Title:	Chief Financial Officer

[Signature Page to First Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee and Collateral Agent

By:	/s/ April Bradley

Name:	April Bradley
Title:	Vice President

[Signature Page to First Supplemental Indenture]